Exhibit 99.1

NEWS

For Release         Immediate


Contacts            (News Media) Jim Rosensteele, SVP, Corporate Communications
                    317.817.4418
                    (Investors) Tammy Hill, SVP, Investor Relations
                    317.817.2893


              Conseco Declares Dividend on Class B Preferred Stock

Carmel, Ind., October 19, 2004 - Conseco, Inc. (NYSE:CNO) today announced that it has declared a dividend on the outstanding shares of its Class B 5.50% Mandatorily Convertible Preferred Stock (NYSE: CNO PrB) of $0.34375 per share. The dividend is payable on November 15, 2004 to the holders of record at the close of business on November 1, 2004.

Conseco, Inc.'s insurance companies help protect working American families and seniors from financial adversity: Medicare supplement, long-term care, cancer, heart/stroke and accident policies protect people against major unplanned expenses; annuities and life insurance products help people plan for their financial futures. For more information, visit Conseco's web site at www.conseco.com.

                                  - # # # # -